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                                                                    EXHIBIT 10.2

FY05 BONUS PLAN

                      ANALOG DEVICES EUROPE-BASED EMPLOYEES

Analog Devices places great value in sharing the company's success with those who make it possible--our employees. One of the ways we are able to do this is through the Analog Devices Bonus Plan. The aim of this Bonus Plan is to encourage all of us to participate in reaching company goals and to share the rewards of our achievements.

JERRY FISHMAN
President and CEO

                                            [ANALOG DEVICES LOGO] WWW.ANALOG.COM

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THE FY05 BONUS PLAN

Analog Devices is a growth company. Given our focus on the highest growth segments of the semiconductor industry--analog integrated circuits, digital signal processing, and micro-electromechanical systems--we believe it is possible and necessary to grow at rates faster than the industry moving forward. To achieve this type of growth, we must continue to focus on those products that not only grow but achieve high profit levels.

Therefore, our Bonus Plan emphasizes one key metric--operating profit before taxes (OPBT) as a percentage of revenue--which implicitly requires high sales growth and high return on assets to meet our goals. With our current mix of business and an eye towards competitive profit margins, our goal this year is to operate with an OPBT above 27%. The Plan is designed to allow bonus payments to accelerate substantially when the company increases its operating profit as a percentage of sales (see graph below).

All employees can contribute to the accomplishment of these goals by enhancing their productivity, improving efficiency, controlling expenses, minimizing waste, increasing customer satisfaction, and supporting the design, manufacturing, and sales processes.

CALCULATING BONUS PAYMENTS

The bonus payout factor is determined by using the percentage of OPBT as a percentage of sales that we achieve in a given quarter. The bonus amount is calculated each quarter and paid out semi-annually after the close of the bonus period. The first bonus period consists of the first and second fiscal quarters; the second bonus period consists of the third and fourth fiscal quarters. As indicated in the graph below, if we achieve an OPBT of 27%, then the bonus factor utilized will be 1.0.

[BONUS PAYMENTS GRAPH]

The maximum payout for the FY05 Bonus Plan is 3.0 times target. For any quarter during which our OPBT is 20% or less, there will be no bonus payout earned for that quarter.

To determine the potential individual gross bonus payment for each employee, the bonus payout factor is multiplied by the eligible employee's accumulated eligible earnings for the bonus period and the employee's bonus target percentage. The bonus target percentage used in calculating the bonus may vary by job grade.

Example:

Accumulated eligible earnings for the bonus period           E 15,000

Bonus target for your job grade                                     4%

Payout factor for the bonus period                                0.8

Gross bonus (before tax) payment:                            E    480
E15,000 X 4% X 0.8

Earnings included in the bonus calculation:

-     Base pay

-     Holiday pay

-     Shift differential

-     Bereavement pay

-     Jury duty pay

-     Maternity and paternity leave pay(in EU states where paid)

-     Vacation pay

-     Alternative work schedule pay

Earnings excluded from the bonus calculation:

-     Overtime pay

-     Bonus payments from a previous bonus period

-     Other types of guaranteed annual compensation

-     Other payments that are taxable but not considered regular earnings

Bonus payments are not eligible for company basic or matching contributions for the company or individual pension plans or any retirement or other such plan.

Bonus payments are made subject to any taxes or other deductions which are required by law.

BONUS PAYOUT SCHEDULE

Bonus payments are scheduled to be made on a semiannual basis in June and December, approximately six weeks after the end of 2Q and 4Q.

The Plan is effective from November 2004 through October 2005.

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WHO IS ELIGIBLE TO PARTICIPATE?

In general, ADI European subsidiary employees who are actively employed during the applicable bonus period and remain employed through their last regularly scheduled work day of the bonus period are eligible to participate in the Bonus Plan. New employees are eligible to participate in the Plan as of their first full fiscal quarter of employment.

Employees whose status is any one of the following are ineligible to participate in the Plan:

- Employee is already participating in a field sales, field applications engineering, or other incentive program.

- Employee terminates employment at an ADI subsidiary, or is involuntarilly discharged, before the end of the bonus period.

- Employee receives a "Needs Improvement" or "Marginal" performance rating (where applicable) during the bonus period.

-     Employee receives a final written warning during the bonus period.

-     Employee is a co-op or intern employee.

HOW CHANGES IN YOUR EMPLOYMENT STATUS AFFECT BONUS PAYMENTS

-     If your job grade and bonus target change during the bonus period:

      Your bonus payment will be based on the job grade and bonus target that are effective at the end of the bonus period.

-     If you change work shifts during the bonus period:

      Because shift differential paid during the bonus period is included as part of your earnings for the bonus calculation, your bonus payment will take shift differential pay into consideration.

-     If you transfer business units:

      If you transfer to another business unit, your earnings records transfer with you, so your bonus amount is based on the total eligible earnings for the bonus period.

-     If you change status between full-time and part-time working hours:

      Because your bonus amount is based on your accumulated paid earnings for the bonus period, your bonus calculation will take into account any change in status, such as part-time to full-time or full-time to part-time working hours.

- If you are on a leave of absence or disability for part of the bonus period:

      The bonus is paid based on your earnings while actively at work during the period (not on sick pay, long-term disability, or voluntary leave of absence). Therefore, any pay received during your leave of absence will be excluded from your accumulated paid earnings for bonus calculation purposes. Exceptions to this policy may exist in some EU countries as determined by local law.

-     If you are a new employee:

      You are eligible for a bonus payment as of the first full fiscal quarter of employment. For example, if you were hired during 1Q, your bonus payment for the first half of the year would be based on eligible earnings for 2Q only -- your first full fiscal quarter of employment.

BONUS PLAN DESIGN

The Bonus Plan is designed to reward all eligible employees for contributing to company-wide business goals during each fiscal year. It also serves as an incentive for continued employment with Analog Devices.

The Bonus Plan design, or portions of the design, may change as the company's focus moves to different company-wide performance goals that are determined to be critical during that fiscal year. The fact that this Bonus Plan is in force for a particular year is not a guarantee that the Bonus Plan will be offered in future years. Further, below certain levels, our business results may not be competitive and may not meet key business performance measures. At these low levels of business performance, no bonus will be paid.

Unless modified or terminated earlier as provided for in this Plan, all prior bonus plans have expired of their own terms or have been revoked and withdrawn. This Plan supersedes all prior written or oral bonus and incentive plans, promises, agreements, practices, understandings, negotiations, and/or incentive arrangements.

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                                                      WORLDWIDE
                                                      HEADQUARTERS
                                                      One Technology Way
                                                      P.O. Box 9106
                                                      Norwood, MA
                                                      02062-9106 U.S.A.
                                                      Tel: 781.329.4700
                                                      (1.800.262.5643,
                                                      U.S.A. only)
                                                      Fax: 781.326.8703

                                                      ANALOG DEVICES, INC.
                                                      EUROPE
                                                      c/o Analog Devices SA
                                                      17-19, rue Georges Besse
                                                      Parc de Haute
                                                      Technologie d'Antony
                                                      F-92182
                                                      Antony Cedex, France
                                                      Tel: 33.1.46.74.45.00
                                                      Fax: 33.1.46.74.45.01

                                                      ANALOG DEVICES, INC.
                                                      JAPAN HEADQUARTERS
                                                      New Pier Takeshiba
                                                      South Tower Building
                                                      1-16-1 Kaigan,
                                                      Minato-ku, Tokyo
                                                      105-6891, Japan
                                                      Tel: 813.5402.8210
                                                      Fax: 813.5402.1063

                                                      ANALOG DEVICES, INC.
                                                      SOUTHEAST ASIA
                                                      HEADQUARTERS
                                                      39/F One Pacific Place
                                                      88 Queensway Admiralty,
                                                      Hong Kong, PRC
                                                      Tel: 852.2506.9336
                                                      Fax: 852.2506.4755

                  The Plan brochure provides a summary of the FY05 Bonus Plan. If you need further information, please ask your supervisor or Human Resources consultant. Analog Devices reserves the right to modify the Bonus Plan at the sole discretion of management. All changes to the Bonus Plan are subject to the approval of ADI's Board of Directors.

(C) 2005 Analog Devices, Inc. All rights reserved.
Trademarks and registered trademarks are the property of their respective owners.

                                   BR04730b-0-1/05

                                            [ANALOG DEVICES LOGO] WWW.ANALOG.COM